Exhibit 99.2

FOR RELEASE:	INVESTOR CONTACT:	Trina Schurman
May 10, 2012 at 5:30 AM PDT		Nordstrom, Inc.
206-233-6503

	MEDIA CONTACT:	Colin Johnson
Nordstrom, Inc.
206-303-3036

Nordstrom Board of Directors Approves Quarterly Dividend

SEATTLE, Wash. – (May 10, 2012) – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors has approved a quarterly dividend of 27 cents per share payable on June 15, 2012 to shareholders of record at the close of business on May 31, 2012.

ABOUT NORDSTROM

Nordstrom, Inc. is one of the nation’s leading fashion specialty retailers. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 231 stores in 31 states, including 117 full-line stores, 110 Nordstrom Racks, two Jeffrey boutiques, one treasure&bond store and one clearance store. Nordstrom also serves customers through Nordstrom.com and through its catalogs. Additionally, the Company operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

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